Filed Pursuant to Rule 424(b)(2)
File No. 333-159738

PRODUCT SUPPLEMENT NO. 5 (To Prospectus Supplement dated April 23, 2010 and Prospectus dated June 4, 2009)

Wells Fargo & Company

Medium-Term Notes, Series K

ETF Linked Securities

Upside Participation To A Cap And Contingent Principal Protection

The notes:

•	We may offer from time to time ETF Linked Securities, Upside Participation To A Cap And Contingent Principal Protection (the “notes”). The notes will be senior unsecured debt securities of Wells Fargo & Company and part of a series entitled “Medium-Term Notes, Series K” and will be linked to an exchange traded fund or a basket of exchange traded funds (referred to herein as a “market measure”). This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the notes. When we offer the notes, we will provide investors with a pricing supplement (a “pricing supplement”) which will describe the specific terms of that issue of notes. The pricing supplement will identify the market measure that will be used to calculate the return on the notes offered thereby and any additions or changes to the description of the market measure provided in this product supplement and to the terms specified in this product supplement.

•	The notes are designed for investors who are seeking exposure to a specific market measure and who anticipate that the value of such market measure will increase moderately from the starting price of the market measure on the pricing date to the ending price of the market measure as determined on the calculation day or on the calculation days during the calculation period, as the case may be, prior to the stated maturity date of such issue of notes. Investors must be willing to forego interest payments on the notes and be willing to accept a payment per note on the stated maturity date (the “redemption amount”) that may be less than the original public offering price of the notes (the “original offering price”) and that will not be more than the limit described in this product supplement and the applicable pricing supplement (the “capped value”).

•	A market measure may be an exchange traded fund or a basket comprised of two or more exchange traded funds (in which case each such exchange traded fund will be referred to as a “basket component”). Each issue of notes will allow investors to participate in the performance of the market measure, as reflected by changes in the value of the market measure, from the starting price to the ending price (each as defined in this product supplement), subject to the capped value.

•	There will be no payments on the notes prior to the stated maturity date, and we cannot redeem the notes prior to the stated maturity date.

•	You will not receive a minimum fixed amount on the notes at stated maturity. In addition, the notes will be subject to a capped value which will limit your potential return on the notes.

•	The notes will not be listed on any securities exchange or automated quotation system.

Payment on the stated maturity date:

•	The redemption amount will be based upon the direction of and percentage change in the value of the market measure from its starting price to its ending price. If the ending price of the market measure:

•	is greater than the starting price, on the stated maturity date you will receive a payment per note equal to the lesser of (i) the original offering price per note plus an amount equal to the product of (A) the original offering price per note, (B) the percentage increase in the price of the market measure, and (C) the participation rate and (ii) the capped value;

•	is less than or equal to the starting price, but greater than or equal to a value that reflects a certain percentage of the starting price (the “threshold price”), on the stated maturity date you will receive a payment per note equal to the original offering price per note; or

•	is less than the threshold price, on the stated maturity date you will receive a payment per note equal to the original offering price per note minus an amount equal to the product of (i) the original offering price per note and (ii) the decline of the market measure from the starting price (expressed as a percentage of the starting price).

•	The participation rate, threshold price and capped value will be set forth in the applicable pricing supplement.

Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

Investing in the notes involves risks. See “Risk Factors” beginning on page PS-4 of this product supplement.

The notes are unsecured obligations of Wells Fargo and all payments on the notes are subject to the credit risk of Wells Fargo. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	Morgan Stanley

The date of this product supplement is May 28, 2010.

ABOUT THIS PRODUCT SUPPLEMENT

You should read this product supplement, together with the accompanying prospectus supplement dated April 23, 2010 and the prospectus dated June 4, 2009, and the applicable pricing supplement, as well as any applicable free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) from time to time, which together contain a description of the terms of the notes to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials. For purposes of this product supplement, any reference to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and in the applicable pricing supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

All disclosures contained in this product supplement and the applicable pricing supplement regarding any exchange traded fund, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing prices, have been derived from publicly available information. The information reflects the policies of, and is subject to change by, the sponsor of the applicable exchange traded fund (the “fund sponsor”). Each exchange traded fund is developed, calculated and maintained by its respective fund sponsor. Neither we nor any of the agents has independently verified the accuracy or completeness of any information with respect to any exchange traded fund or fund sponsor in connection with the offer and sale of the notes. Furthermore, neither we nor any of the agents can give any assurance that all events occurring prior to the date of any offer and sale of notes (including events that would affect the accuracy or completeness of the publicly available information described herein or in the applicable pricing supplement) that would affect the value of any exchange traded fund have been publicly disclosed. Subsequent disclosure of any such events could affect the redemption amount payable on the notes and therefore the value of the notes. Neither we nor any of the agents accepts any responsibility for the calculation, maintenance or publication of any exchange traded fund or any successor exchange traded fund.

Unless the context requires otherwise, any references herein or in any pricing supplement to any specific exchange traded fund will include any successor exchange traded fund to such exchange traded fund and references to the fund sponsor will include any successor thereto.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this product supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

RISK FACTORS

Your investment in the notes will involve risks. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the notes may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances. The index underlying an exchange traded fund is sometimes referred to herein as an “underlying index.”

You May Lose Up To All Of Your Investment.

We will not repay you a fixed amount of principal on the notes on the stated maturity date. The redemption amount will depend on the direction of and percentage change in the value of the market measure from the starting price as specified in the applicable pricing supplement to the ending price as determined on the calculation day (as defined herein) or on the calculation days during the calculation period (as defined herein), as the case may be, prior to the stated maturity date. Because the value of any market measure will be subject to market fluctuations, the redemption amount you receive may be more or less than the original offering price of the notes.

If the ending price is less than the threshold price, the redemption amount will be reduced by an amount equal to the decline in the price of the market measure from the starting price. As a result, you could lose all of the original offering price of your notes even if the value of the market measure is greater than or equal to the starting price or the threshold price at certain points during the term of the notes.

Your Yield May Be Lower Than The Yield On Other Debt Securities Of Comparable Maturity.

The yield that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Even if the ending price is greater than the starting price, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest-bearing debt securities, the notes do not guarantee the return of a principal amount on the stated maturity date.

Your Return Will Be Limited By A Capped Value And May Not Reflect The Return On A Direct Investment In The Market Measure.

Your return on the notes will be subject to the capped value specified in the applicable pricing supplement. As a result, the opportunity to participate in the possible increases in the value of the market measure through an investment in the notes will be limited because the redemption amount will not exceed the capped value.

The Notes Are Subject To The Credit Risk Of Wells Fargo.

The notes are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the notes are subject to our creditworthiness. As a result, our actual and perceived creditworthiness may affect the value of the notes and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the notes.

No Periodic Interest Will Be Paid On The Notes.

No periodic payments of interest will be made on the notes. However, because it is possible that the notes may be classified as contingent payment debt instruments rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your notes. See “United States Federal Income Tax Considerations.”

The Inclusion Of The Agent Discount Or Commission And Structuring And Development Costs In The Original Offering Price Of The Notes And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Notes.

Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the notes will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount or commission paid in connection with the initial distribution and structuring and development costs. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. We expect such costs will include the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. The price at which an agent or any other potential buyer may be willing to buy your notes will also be affected by the capped value and by the market and other conditions discussed in the next risk factor.

The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes prior to stated maturity will be affected by supply and demand of the notes, the value of the market measure at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. A change in a specific factor could have the following impacts on the value of the notes, assuming all other conditions remain constant. When we refer to the “value” of your note, we mean the value that you could receive for your note if you are able to sell it in the open market before the stated maturity date.

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Market Measure Performance. The value of the notes prior to maturity will depend substantially on the value of the market measure. The price at which you will be able to sell the notes before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the market measure at such time is less than, equal to or not sufficiently above its starting price.

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Capped Value. The value of the notes prior to the stated maturity date will be affected by the capped value as we do not anticipate that the notes will trade in the secondary market above the capped value.

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Participation Rate. If the participation rate is less than 100%, the value of the notes prior to the stated maturity date will be affected by the fact that the redemption amount will not fully reflect any appreciation of the market measure.

•	Interest Rates. The value of the notes may be affected by changes in the interest rates in the U.S. markets.

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Volatility Of A Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the notes may be affected if the volatility of the market measure changes.

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Time Remaining To Maturity. The value of the notes may be affected by the time remaining to maturity. As a result of a “time premium,” the notes may have a value above that which would be expected based on the level of interest rates and the performance of the securities included in the market measure and the value of the market measure at such time the longer the time remaining to maturity. A “time premium” results from expectations concerning the value of the market measure during the period prior to maturity of the notes. As the time remaining to the maturity of the notes decreases, this time premium will likely decrease and, depending on the value of the market measure at such time relative to the starting price, may adversely affect the value of the notes.

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Dividend Yields On Securities Included In A Market Measure. The value of the notes may be affected by the dividend yields on securities held by an exchange traded fund (the amount of such dividends may influence the closing price of the shares of such exchange traded fund). In general, higher dividend yields will reduce the time premium of the notes and, conversely, lower dividend yields will increase the time premium of the notes.

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Volatility Of Currency Exchange Rates. If the notes are linked to an exchange traded fund that includes or whose underlying index includes securities quoted in a foreign currency, the value of the notes may be affected if the volatility of the exchange rate between the U.S. dollar and such foreign currency changes.

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Correlation Between Currency Exchange Rates And A Market Measure. Correlation is the term used to describe the relationship between the percentage changes in the exchange rate between the U.S. dollar and the foreign currencies in which the securities included in an exchange traded fund or the related underlying index may be denominated, on the one hand, and the percentage changes in the related exchange traded fund, on the other hand. If the correlation between the exchange rate between the U.S. dollar and any of such foreign currencies and the applicable exchange traded fund changes, the value of the notes may be adversely affected.

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Events Involving The Companies Included In A Market Measure. General economic conditions and earnings results of the companies whose securities are included in an exchange traded fund or the related underlying index and real or anticipated changes in those conditions or results may affect the value of the notes. Additionally, as a result of a merger or acquisition, one or more of the securities included in an exchange traded fund or the related underlying index may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the securities originally included in the exchange traded fund or related underlying index.

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Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the notes. However, because the return on the notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the value of the market measure, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the notes.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as a change in the value of the market measure. In general, assuming all relevant factors are held constant, we expect that the effect on the value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes. One exception is that one or more significant decreases in the value of the market measure, whenever those decreases occur, may significantly decrease the value of the notes.

The Participation Rate May Not Fully Reflect Any Appreciation Of The Market Measure.

The redemption amount may be determined by reference to a participation rate that is less than 100%. In such event, you will not fully participate in any appreciation of the market measure and the redemption amount will reflect less than 100% of the appreciation, if any, in the value of the market measure.

We Do Not Expect A Trading Market For The Notes To Develop.

The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although the agents and/or their affiliates may purchase the notes from holders, they are not obligated to do so and are not required to and do not intend to make a market for the notes. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which an agent is willing to buy your notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to stated maturity.

Your Return On The Notes Could Be Less Than If You Owned The Shares Of An Exchange Traded Fund.

Your return on the notes will not reflect the return you would realize if you actually owned the shares of an exchange traded fund. This is because the redemption amount payable at stated maturity will be determined by reference only to the closing price of a share (or other applicable security) of an exchange traded fund without taking into consideration the value of dividends and other distributions paid on such share (or other applicable security).

In addition, the redemption amount will not be greater than the capped value and may be determined by reference to a participation rate that is less than 100%.

Historical Values Of A Market Measure Or The Securities Included In A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Notes.

The ending price of the market measure will determine the redemption amount payable at maturity to you. It is impossible to predict whether the ending price of a market measure will fall or rise compared to its starting price. The value of a market measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the market measure and the securities comprising the market measure are traded and the values of such market measure and such securities.

Changes That Affect An Exchange Traded Fund Or Its Related Underlying Index May Affect The Value Of The Notes And The Amount You Will Receive At Stated Maturity.

The policies of the fund sponsor of an exchange traded fund concerning the calculation of such exchange traded fund’s net asset value, additions, deletions or substitutions of securities in such exchange traded fund and the manner in which changes in the related underlying index are reflected in such exchange traded fund, and changes in those policies, could affect the closing price of the shares of such exchange traded fund and, therefore, may affect the value of the notes and the amount payable at maturity. Similarly, the policies of the sponsor of the related underlying index (the “underlying index sponsor”) concerning the calculation of the underlying index and the addition, deletion or substitution of securities comprising such related underlying index and the manner in which the underlying index sponsor takes account of certain changes affecting such securities may affect the level of such underlying index and the closing price of the shares of the related exchange traded fund and, therefore, may affect the value of the notes and the redemption amount payable at maturity. An underlying index sponsor of an underlying index could also discontinue or suspend calculation or dissemination of such underlying index or materially alter the methodology by which it calculates such underlying index. Any of such actions could adversely affect the value of the notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In An Exchange Traded Fund Or Its Underlying Index.

Actions by any company whose securities are included in an exchange traded fund or in the related underlying index may have an adverse effect on the price of its security, the ending price and the value of the notes. Unless otherwise disclosed in Annex A attached hereto or in the applicable pricing supplement, we will not be affiliated with any company whose security is represented in any exchange traded fund or the related underlying index. These companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to the redemption amount to be paid to you at maturity.

We And Our Affiliates Have No Affiliation With Any Of The Sponsors And Are Not Responsible For Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of a market measure or basket component. We have derived the information about the sponsors and the exchange traded funds and related underlying indices contained in this product supplement and in the applicable pricing supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about any of the exchange traded funds, related underlying indices or sponsors contained in this product supplement and in the applicable pricing supplement. You, as an investor in the notes, should make your own investigation into the exchange traded funds, the related underlying indices and the sponsors. None of the sponsors will be involved in the offering of the notes made hereby in any way and none of the sponsors has any obligation to consider your interests as an owner of notes in taking any actions that might affect the value of the notes.

An Investment Linked To The Shares Of An Exchange Traded Fund Is Different From An Investment Linked To The Related Underlying Index.

The performance of the shares of an exchange traded fund may not exactly replicate the performance of the related underlying index because the exchange traded fund may not invest in all of the securities included in the related underlying index and because the exchange traded fund will reflect transaction costs and fees that are not included in the calculation of the related underlying index. An exchange traded fund may also hold securities not included in the related underlying index. It is also possible that an exchange traded fund may not fully replicate the performance of the related underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of an exchange traded fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of an exchange traded fund may differ from the net asset value per share of such exchange traded fund. As a result, the performance of an exchange traded fund may not correlate perfectly with the performance of the related underlying index, and the return on the notes based on the performance of an exchange traded fund will not be the same as the return on notes based on the performance of the related underlying index.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of Any Exchange Traded Fund.

You will not become a holder of shares of any exchange traded fund or a holder of securities included in the related underlying index as a result of owning a note. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. At stated maturity, you will have no right to receive delivery of any shares or securities.

Anti-dilution Adjustments Relating To The Shares Of An Exchange Traded Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the ending price of an exchange traded fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of such exchange traded fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the notes may be adversely affected.

If Your Notes Are Linked To An Exchange Traded Fund That Includes Non-U.S. Stocks, An Investment In The Notes Is Subject To Risks Associated With Foreign Securities Markets.

An exchange traded fund may include the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

An exchange traded fund may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in an exchange traded fund may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing price of such exchange traded fund which could, in turn, adversely affect the value of the notes.

Exchange Rate Movements May Impact The Value Of The Notes.

The notes will be denominated in U.S. dollars. If the value of securities included in a market measure is quoted in a currency other than U.S. dollars and, as per the market measure, is converted into U.S. dollars or another currency, the amount payable on the notes on the maturity date will depend in part on the relevant exchange rates.

If The Market Measure To Which Your Notes Are Linked Is A Basket, Changes In The Value Of One Or More Basket Components May Offset Each Other.

For notes linked to a market measure containing two or more basket components, price movements in the basket components may not correlate with each other. Even if the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending price of the market measure, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components. You cannot predict the future performance of any basket components or the market measure as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of the other basket components, based on their historical performance.

The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

The determination of the ending price may be postponed if the calculation agent determines that a market disruption event (as defined below) has occurred or is continuing on a calculation day shortly before the stated maturity date. If such a postponement occurs, the stated maturity date will be postponed until the later of (i) three business days after the final postponed calculation day and (ii) the initial stated maturity date.

Research Reports And Other Transactions May Create Conflicts Of Interest Between You And Us.

We or one or more of our affiliates may, at present or in the future, publish research reports on an exchange traded fund or the related underlying index or the companies whose securities are included in an exchange traded fund or the related underlying index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the closing price of securities included in the related underlying index and, therefore, the value of the notes.

In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in an exchange traded fund or the related underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These activities may present a conflict between us and our affiliates and you. In the course of that business, we or any of our affiliates may acquire non-public information about one or more of the companies whose securities are included in an exchange traded fund or the related underlying index. If we or any of our affiliates do acquire such non-public information, we are not obligated to disclose such non-public information to you.

For the foregoing reasons, you are encouraged to derive information concerning a market measure from multiple sources and should not rely on the views expressed by us or our affiliates.

Potential Conflicts Of Interest Could Arise.

One of our affiliates will be the calculation agent for purposes of determining, among other things, the starting price and the ending price, calculating the redemption amount, determining whether adjustments should be made to the ending price and determining whether a market disruption event has occurred. The calculation agent will exercise its judgment in good faith when performing its functions. As a result, potential conflicts of interest may exist between the calculation agent and you. In addition, some of our activities in connection with hedging our obligations under the notes and other business activities may create conflicts of interest as discussed in the next risk factor.

Trading And Other Transactions By Us Or Our Affiliates Could Affect The Value Of A Market Measure, Prices Of Securities Included In A Market Measure Or The Value Of The Notes.

From time to time, as part of our general financial risk management, we or one or more of our affiliates may fully or partially hedge our obligations under the notes. Pursuant to such hedging activities, we or one or more of our affiliates may acquire shares of an exchange traded fund or may acquire securities included in such exchange traded fund or the related underlying index or listed or over-the-counter derivative or synthetic instruments related to such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of our positions are likely to vary over time.

To the extent that we or one or more of our affiliates has a long hedge position in shares of an exchange traded fund or any of the securities included in such exchange traded fund or the related underlying index, or derivative or synthetic instruments related to those securities, we or one or more of our affiliates may liquidate a portion of such holdings at or about the time of the stated maturity of the notes or at or about the time of a change in the securities included in such exchange traded fund or the related underlying index. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease the prices of the shares of an exchange traded fund or the prices of the securities included in such exchange traded fund or the related underlying index and, accordingly, increase or decrease the value of such exchange traded fund. Although we have no reason to believe that any of those activities will have a material impact on the value of such exchange traded fund or the related underlying index, these activities could have such an effect. Profits or losses from any of our positions discussed above cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account.

We or one or more of our affiliates may also engage in trading in the shares of an exchange traded fund or the securities included in such exchange traded fund or the related underlying index and other investments relating to such securities on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of such securities and, therefore, the value of the notes.

In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in the notes from time to time and may, in our or their sole discretion, hold or resell those notes. We or one or more of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future. You should note that if we take any such position at any time, it is possible that we could receive substantial returns with respect to those positions while the value of your note may decline.

We or one or more of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to an exchange traded fund or its related underlying index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

Significant Aspects Of The Tax Treatment Of The Notes Are Uncertain.

The United States federal income tax consequences of your investment in the notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “United States Federal Income Tax Considerations.”

The tax treatment of your notes will depend on their terms. The following discussion assumes that it would be reasonable to treat your notes as not constituting debt for United States federal income tax purposes. If the following discussion does not apply to your notes, the tax treatment of such notes will be described in the applicable pricing supplement.

Pursuant to the terms of the notes, Wells Fargo and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize and treat a note for all tax purposes as a pre-paid derivative contract with respect to the market measure. If your notes are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service) and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code, you should generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes. Such gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your notes in the manner described above. However, because there is no authority that specifically addresses the United States federal income tax treatment of the notes, it is possible that your notes could be alternatively treated for United States federal income tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments.”

Although not entirely clear, it is possible that the purchase and ownership of the notes will be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the market measure on the date that you purchased your notes and sold such interest in the market measure on the date of the sale or maturity of your notes. Because the application of the constructive ownership rules is unclear, you are strongly urged to consult your tax adviser with respect to the possible application of the constructive ownership rules to your investment in the notes.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, if issued, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, Wells Fargo intends to treat your notes for United States federal income tax purposes in accordance with the treatment described above and under “United States Federal Income Tax Considerations” unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

DESCRIPTION OF THE NOTES

Wells Fargo will issue the notes as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The specific terms of the notes will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

The notes will not be subject to redemption by Wells Fargo or repayment at the option of any holder of the notes prior to their stated maturity date.

There is no principal protection on the notes and therefore you will not receive a fixed return on the stated maturity date. In addition, the notes will be subject to a capped value which will limit your potential return on the notes.

Market Measure

The market measure to which a specific issue of notes will be linked will be set forth in the applicable pricing supplement. Information regarding various exchange traded funds and related underlying indices is provided in Annex A attached hereto and additional information about the market measure to which your notes will be linked will be set forth in the applicable pricing supplement. Each issue of notes will allow investors to participate in the performance of the market measure, as reflected by changes in the value of the market measure and application of the participation rate, from the starting price to the ending price, subject to the capped value.

Payment on the Stated Maturity Date

On the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the redemption amount, as provided below. The stated maturity date will be specified in the applicable pricing supplement. If a market disruption event has occurred or is continuing on a calculation day shortly before the stated maturity date, and such calculation day is postponed so that it falls less than three business days prior to the stated maturity date, the stated maturity date will be postponed to the third business day following the final postponed calculation day, unless otherwise specified in the applicable pricing supplement.

There will be no payment of interest, periodic or otherwise, on the notes.

The “redemption amount” per note, denominated in U.S. dollars, will be determined by the calculation agent and will equal:

•	If the ending price of the market measure is greater than the starting price, the lesser of:

(i)	the original offering price per note plus:

[	original offering price per note	x	[	ending price – starting price starting price	]	x	participation rate	]	; and

(ii)	the capped value;

•	If the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: the original offering price per note; or

•	If the ending price is less than the threshold price:

original offering price per note minus	[	original offering price per note	x	starting price – ending price starting price	]

If the ending price is less than the threshold price, none of your principal is protected. As a result, you may lose some, and possibly all, of the original offering price of your notes.

The “starting price” of a market measure that is a single exchange traded fund will be the fund closing price of such market measure on the pricing date as determined by the calculation agent. If the market measure is a basket of two or more exchange traded funds, the starting price will be 100.

The “ending price” of a market measure that is a single exchange traded fund will be the fund closing price of such market measure on the calculation day or the average of the fund closing prices of the market measure on each of the calculation days during the calculation period, as the case may be, prior to the stated maturity date as determined by the calculation agent. If the market measure is a basket of two or more exchange traded funds, the ending price will be calculated in the manner described in the applicable pricing supplement.

The “threshold price” represents a percentage of the starting price (less than 100%) and will be determined on the pricing date and set forth in the applicable pricing supplement.

The “capped value” will be equal to a percentage (in excess of 100%) of the original offering price per note determined on the pricing date and set forth in the applicable pricing supplement.

The “participation rate” will be expressed as a percentage and will be determined on the pricing date and set forth in the applicable pricing supplement. The participation rate may be less than 100%. In that event, the redemption amount will reflect less than 100% of the appreciation, if any, in the value of the market measure.

The “fund closing price,” with respect to an exchange traded fund on any trading day, means the product of (i) the closing price (as defined below) of one share of such exchange traded fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor (as defined below) applicable to such exchange traded fund on such trading day.

The “closing price” with respect to a share of any exchange traded fund (or one unit of any other security for which a closing price must be determined) on any trading day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

The “adjustment factor” means, with respect to a share of an exchange traded fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such exchange traded fund. See —Anti-dilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation” below.

A “calculation day” means a trading day specified in the applicable pricing supplement.

The “calculation period” means a period prior to the stated maturity date, the timing and length of which will be set forth in the applicable pricing supplement.

A “trading day” with respect to a market measure or basket component means a day, as determined by the calculation agent, on which (i) the relevant exchange (as defined below) with respect to the market measure or basket component, as the case may be, are open for trading for their respective regular trading sessions and (ii) the relevant exchange on which futures or options contracts related to such market measure or basket component or any successor thereto, if applicable, are traded, are open for trading for their respective regular trading sessions.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the notes and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred; see “—Market Disruption Events;”

•

determine if adjustments are required to the fund closing price of an exchange traded fund under various circumstances; see “—Anti-dilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation;” and

•

if an exchange traded fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price; see “Anti-dilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation.”

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the notes will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

Market Disruption Event

A “market disruption event” means, with respect to a market measure or a basket component, any of the following events as determined by the calculation agent in its sole discretion:

(A)	A material suspension or material limitation of trading or the unavailability of the closing price of the shares of the exchange traded fund or any successor fund (as defined below)

has been imposed by the relevant exchange on which such shares are traded, at any time during the one-hour period preceding the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant exchange or otherwise.

(B)	A material suspension or material limitation of trading has occurred on that day, in each case during the one-hour period preceding the close of trading in options or futures contracts related to the exchange traded fund or any successor fund on the relevant exchange on which those options or futures contracts are traded, whether by reason of movements in price exceeding levels permitted by the relevant exchange, or otherwise.

(C)	Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the shares of the exchange traded fund or any successor fund at any time during the one-hour period that precedes the close of trading on that day.

(D)	Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the exchange traded fund or any successor fund on the relevant exchange on which those futures or options contracts are traded, at any time during the one-hour period that precedes the close of trading on that day.

(E)	The closure of the relevant exchange on which the shares of the exchange traded fund or any successor fund or the relevant exchange on which futures or options contracts relating to the exchange traded fund or any successor fund are traded prior to its scheduled close of trading unless the earlier closing time is announced by such relevant exchanges at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange and (2) the submission deadline for orders to be entered into such relevant exchange for execution at the close of trading on that day.

For purposes of determining whether a market disruption event has occurred:

(1)	“close of trading” means in respect of any relevant exchange, the scheduled weekday closing time on a day on which such relevant exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside the regular trading session hours; and

(2)	“relevant exchange” for any share, option or option contract means the primary exchange or quotation system on which such share, option or option contract is traded, as determined by the calculation agent.

If a market disruption event occurs or is continuing with respect to a market measure that is a single exchange traded fund on a calculation day, such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing and on which another calculation day does not or is not deemed to occur. If such first succeeding trading day has not occurred as of the eighth scheduled trading day after the final scheduled calculation day, that eighth scheduled trading day shall be deemed a calculation day (irrespective of whether that eighth scheduled trading day is already a calculation day). If a calculation day has been postponed eight scheduled trading days after the final scheduled calculation day and such eighth scheduled trading day is not a trading day, or if a market disruption event occurs or is continuing with respect to the exchange traded fund on such eighth scheduled trading day, the calculation agent will determine its good faith estimate of the closing price of such exchange traded fund on such eighth scheduled trading day.

If a market disruption event occurs or is continuing with respect to a basket component on a calculation day, such calculation day for such basket component will be postponed to the first succeeding trading day on which a market disruption event for such basket component has not occurred and is not continuing and on which another calculation day with respect to such basket component does not or is not deemed to occur. If such first succeeding trading day has not occurred as of the eighth scheduled trading day after the final scheduled calculation day for such basket component, that eighth scheduled trading day shall be deemed a calculation day (irrespective of whether that eighth scheduled trading day is already a calculation day for such basket component). If a calculation day has been postponed eight scheduled trading days after the final scheduled calculation day for such basket component and such eighth scheduled trading day is not a trading day, or if a market disruption event occurs or is continuing with respect to the basket component on such eighth scheduled trading day, the calculation agent will determine its good faith estimate of the closing price of such basket component on such eighth scheduled trading day. Notwithstanding a postponement of a calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Anti-dilution Adjustments Relating to an Exchange Traded Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent, in its sole discretion, may adjust the adjustment factor as a result of certain events related to an exchange traded fund or any successor fund, as applicable, which occur during the term of notes linked to such exchange traded fund. Such events include, but are not limited to, the following:

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the exchange traded fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a (i) stock dividend (i.e., issuance of additional shares (or other applicable security) by the exchange traded fund) that is given ratably to all holders of record of shares (or other applicable security) of the exchange traded fund or (ii) distribution of shares (or other applicable security) of the exchange traded fund has occurred, then once the dividend has become effective and the shares (or other applicable security) of the exchange traded fund are trading ex-dividend, the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the exchange traded fund which a holder of one share (or other applicable security) of the exchange traded fund before the date the dividend became effective and the shares (or other applicable security) of the exchange traded fund traded ex-dividend would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the exchange traded fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an extraordinary dividend as discussed below.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then on the ex-dividend date, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the exchange traded fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the exchange traded fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means, with respect to a cash dividend or other distribution with respect to the shares (or other applicable security) of an exchange traded fund, a dividend or other distribution which exceeds the immediately preceding non-extraordinary dividend on the securities of the exchange traded fund (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the closing price of the exchange traded fund on the trading day preceding the ex-dividend date with respect to the extraordinary dividend (the “ex-dividend date”); and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the exchange traded fund will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share (or other applicable security) of the exchange traded fund of that extraordinary dividend minus the amount per share (or other applicable security) of the immediately preceding non-extraordinary dividend for that share (or other applicable security) of the exchange traded fund; or

•

in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share (or other applicable security) of the exchange traded fund of that extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the securities of an exchange traded fund described below under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitute an extraordinary dividend will only cause an adjustment pursuant to those sections.

(D)	Other Distributions

If an exchange traded fund declares or makes a distribution to all holders of the shares (or other applicable security) of the exchange traded fund of any class of its capital stock, evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the adjustment factor will equal the product of the prior adjustment factor and a fraction, the numerator of which will be the closing price per share (or other applicable security) of the exchange traded fund, and the denominator of which will be the closing price per share (or other applicable security) of the exchange traded fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share (or other applicable security) of the exchange traded fund.

(E)	Reorganization Events

If an exchange traded fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the exchange traded fund to which the notes were linked is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the redemption amount or any other terms of such notes as the calculation agent determines appropriate to account for the economic effect on such notes of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to such issue of notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If an exchange traded fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such exchange traded fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such exchange traded fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”).

Upon any selection by the calculation agent of a successor fund, Wells Fargo will cause notice to be given to holders of the notes.

If an exchange traded fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such exchange traded fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such exchange traded fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such exchange traded fund.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the exchange traded fund, such successor fund or fund closing price will be used as a substitute for the exchange traded fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to an exchange traded fund may adversely affect the value of the notes.

If at any time the method of calculating an exchange traded fund or a successor fund, or the related underlying index, is changed in a material respect, or if an exchange traded fund or a successor fund is in any other way modified so that such exchange traded fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such exchange traded fund or such successor fund had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such exchange traded fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the redemption amount with reference to such adjusted closing price of such exchange traded fund or such successor fund, as applicable.

Events of Default and Acceleration

In case an event of default with respect to any issue of notes has occurred and is continuing, the amount payable to a holder of a note upon any acceleration permitted by the notes, with respect to each note, will be equal to the redemption amount, calculated as provided herein and in the applicable pricing supplement. In the case of an issue of notes with a single calculation day, the redemption amount will be calculated as though the date of acceleration were such calculation day. In the case of an issue of notes with multiple calculation days, the redemption amount will be calculated using (i) the closing price(s) ascertained on the calculation day(s) that occurred before the date of acceleration and (ii) the closing price(s) ascertained on each of the trading days leading up to the date of acceleration in such number equal to the number of calculation days scheduled to occur after the date of acceleration.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general description of certain United States federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the United States federal income tax consequences of acquiring, holding and disposing of the notes and receiving payments of amounts under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Except as otherwise noted under “—Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a “United States holder” if you are a beneficial owner of a note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN.

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

The tax treatment of your notes will depend on their terms. The following discussion assumes that it would be reasonable to treat your notes as not constituting debt for United States federal income tax purposes. If the following discussion does not apply to your notes, the tax treatment of such notes will be described in the applicable pricing supplement.

The following discussion assumes that none of the companies owned by or included in the market measure is, or will become at any time during the term of the notes, either a passive foreign investment company or a United States real property holding company, in each case as determined for United States federal income tax purposes. Prospective investors should note that if that assumption is not accurate, then it is possible that the United States federal income tax consequences of owning the notes could differ significantly from the consequences described below.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat a note for all tax purposes as a pre-paid derivative contract with respect to the market measure and the terms of the notes require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to so characterize and treat the notes. If the notes are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service) and subject to the discussion below regarding the application of Section 1260 of the Code, you should generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the notes. In general, your tax basis in your notes will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your notes should generally begin on the date after the issue date (i.e., the settlement date) for your notes and, if you hold your notes until maturity, your holding period should generally include the stated maturity date.

Section 1260 of the Code. Although not entirely clear, it is possible that the purchase and ownership of the notes will be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the market measure on the date that you purchased your notes and sold such interest in the market measure on the date of the sale or maturity of the notes. Because the application of the constructive ownership rules is unclear, you are strongly urged to consult your tax adviser with respect to the possible application of the constructive ownership rules to your investment in the notes.

Alternative Treatments. The Internal Revenue Service has released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, if issued, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, Wells Fargo intends to treat your notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, it is possible that the notes could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. You would recognize gain or loss upon the sale or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted tax basis in your notes. In general, your adjusted tax basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes. Any gain you recognize upon the sale or maturity of your notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter, would be capital loss.

If the notes are treated as contingent payment debt instruments and you purchase your notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the notes, such discount or excess would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent payment debt instruments. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if the notes have a term of one year or less, it is possible that the notes could be treated as debt instruments subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Because of the absence of authority regarding the appropriate tax characterization of your notes, it is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the components of the market measure, (ii) any gain or loss that you recognize upon the sale, exchange or maturity of the notes should be treated as ordinary gain or loss, or (iii) you should be required to accrue interest income over the term of your notes. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for United States federal income tax purposes.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. person’s net investment income will generally include its net gains from the disposition of notes, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the notes or a sale of the notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the notes or a sale of the notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Backup Withholding and Information Reporting. In general, if you are a non-corporate United States holder, Wells Fargo and other payors are required to report to the Internal Revenue Service all payments made to you on your notes. In addition, Wells Fargo and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your notes before maturity within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding will apply to any payments made to you on your notes if you fail to provide an accurate taxpayer identification number or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

Non-United States Holders. If you are not a United States holder and the notes are characterized and treated for all tax purposes as pre-paid derivative contracts with respect to the market measure, as discussed above, you will not be subject to United States withholding tax with respect to payments on your notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes unless you comply with certain certification and identification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for United States federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate. Prospective holders of the notes that are not United States holders should consult their own tax advisors in this regard.

Annex A

Description of Exchange Traded Funds

THE iSHARES® MSCI EAFE INDEX FUND

All information contained in this product supplement regarding the iShares® MSCI EAFE Index Fund and its underlying index, the MSCI EAFE Index, is derived from iShares Trust (the “Trust”) and from BlackRock Institutional Trust Company, N.A. (“BTC”), formerly known as Barclays Global Investors, N.A. (“BGI”), BlackRock Fund Advisors (“BFA”), formerly known as Barclays Global Fund Advisors (“BGFA”), MSCI, Inc. (“MSCI”) or other publicly available sources, including the Trust Prospectus relating to the iShares MSCI EAFE Index Fund, dated December 1, 2009 (as supplemented from time to time thereafter), which is part of Post-Effective Amendment No. 338 to the Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on Form N-1A, on November 23, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) (File Nos. 333-92935 and 811-09729). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this product supplement. Such information reflects the policies of the Trust, BTC, BFA and MSCI as stated in such sources, and such policies are subject to change by the Trust, BTC, BFA and MSCI. We make no representation or warranty as to the accuracy or completeness of any information relating to the iShares MSCI EAFE Index Fund or the MSCI EAFE Index. The Trust, BTC and BFA are under no obligation to continue the iShares MSCI EAFE Index Fund and may discontinue the iShares MSCI EAFE Index Fund at any time. MSCI is under no obligation to continue to publish the MSCI EAFE Index and may discontinue publication of the MSCI EAFE Index at any time.

General

The iShares MSCI EAFE Index Fund is issued by the Trust. The Trust is a registered investment company. BFA is the investment advisor to the iShares MSCI EAFE Index Fund. The iShares MSCI EAFE Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index.

Prior to December 1, 2009, BGFA served as the investment adviser to the iShares MSCI EAFE Index Fund. On December 1, 2009, BlackRock, Inc. announced that it had completed its merger with BGI, including the merger of the iShares exchange traded fund business. The merger resulted in the automatic termination of the investment advisory agreement of the iShares MSCI EAFE Index Fund with BGFA. After obtaining shareholder approval, a new investment advisory agreement with BGFA was approved. Effective with the merger, BGFA became known as BFA.

The iShares MSCI EAFE Index Fund generally invests at least 90% of its assets in the securities of the MSCI EAFE Index and in American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) or European Depositary Receipts (“EDRs”). The iShares MSCI EAFE Index Fund may invest the remainder of its assets in securities not included in the MSCI EAFE Index,

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

but which BFA believes will help the iShares MSCI EAFE Index Fund track the MSCI EAFE Index, or in futures contracts, options on futures contracts, other types of options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

BFA employs a technique known as representative sampling to track the MSCI EAFE Index. Representative sampling is an indexing strategy in which a fund invests in a representative sample of securities that collectively have a similar investment profile as the underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of the relevant underlying index. Funds that use representative sampling may or may not hold all of the securities that are included in the relevant underlying index.

Correlation

The MSCI EAFE Index is a theoretical financial calculation, while the iShares MSCI EAFE Index Fund is an actual investment portfolio. The performance of the iShares MSCI EAFE Index Fund and the MSCI EAFE Index may vary somewhat due to transaction costs, asset valuations, foreign currency valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the iShares MSCI EAFE Index Fund’s portfolio and the MSCI EAFE Index resulting from legal restrictions, such as diversification requirements, or the use of representative sampling. “Tracking error” is the difference between the performance (return) of the iShares MSCI EAFE Index Fund’s portfolio and that of the MSCI EAFE Index. BFA expects that, over time, the tracking error of the iShares MSCI EAFE Index Fund will not exceed 5%. Because the iShares MSCI EAFE Index Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares MSCI EAFE Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular market, industry or group of industries, country, region, group of countries, sector or asset class to approximately the same extent that the MSCI EAFE Index is concentrated.

Creation Units

The iShares MSCI EAFE Index Fund issues and redeems shares at its net asset value per share only in blocks of 600,000 shares or multiples thereof (“Creation Units”). Only certain large institutional investors known as Authorized Participants may purchase or redeem Creation Units directly with the iShares MSCI EAFE Index Fund. These transactions are usually effected in exchange for a basket of securities similar to the iShares MSCI EAFE Index Fund’s portfolio and an amount of cash. Except when aggregated in Creation Units, shares of the iShares MSCI EAFE Index Fund are not redeemable securities.

iShare Prices, Dividends, and Distributions

The approximate value of the shares of the iShares MSCI EAFE Index Fund is disseminated every fifteen seconds throughout the trading day by the national securities exchange on which the iShares MSCI EAFE Index Fund is listed or by other information providers or market data vendors. This approximate value should not be viewed as a “real-time” update of the net asset value, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value generally is determined by using current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the iShares MSCI EAFE Index Fund. The iShares MSCI EAFE Index Fund is not involved in, or responsible for, the calculation or dissemination of the approximate value and makes no warranty as to its accuracy.

The iShares MSCI EAFE Index Fund generally pays out dividends from net investment income, if any, semi-annually. Distributions of net realized securities gains, if any, generally are declared and paid annually, but the Trust may make distributions on a more frequent basis for the iShares MSCI EAFE Index Fund.

The MSCI EAFE Index

The MSCI EAFE Index is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure developed market equity performance, excluding the United States and Canada. As of the date of this product supplement, the following developed market country indices are included in the MSCI EAFE Index: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI EAFE Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI EAFE Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

Constructing the MSCI EAFE Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI EAFE Index are classified as DM.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology. The global investable equity universe is the aggregation of all market investable equity universes.

The investability screens used to determine the investable equity universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

•

First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•

Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

As of October 22, 2009, the equity universe minimum size requirement was set at $100,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)

DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI EAFE Index is a DM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI EAFE Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI EAFE Index

In order to maintain the representativeness of the MSCI EAFE Index, MSCI may make structural changes to the MSCI EAFE Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI EAFE Index or subtract one or more of its current component country indices prior to the maturity of the notes. Currently, such changes in the MSCI EAFE Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI EAFE Index.

In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI EAFE Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI EAFE Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI EAFE Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the ex-date and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled index review following the completion of the event. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next quarterly index review. Secondary offerings involve the distribution of existing shares of current shareholders in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post-event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

THE iSHARES® MSCI EMERGING MARKETS INDEX FUND

All information contained in this product supplement regarding the iShares® MSCI Emerging Markets Index Fund and its underlying index, the MSCI Emerging Markets Index, is derived from iShares, Inc. (“iShares”) and from BTC, formerly known as BGI, BFA, formerly known as BGFA, MSCI or other publicly available sources, including the iShares Prospectus relating to the iShares MSCI Emerging Markets Index Fund, dated January 1, 2010 (as supplemented from time to time thereafter), which is part of Post-Effective Amendment No. 105 to the Registration Statement filed with the SEC on Form N-1A, on December 23, 2009 under the Securities Act and the Investment Company Act (File Nos. 33-97598 and 811-09102). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this product supplement. Such information reflects the policies of iShares, BTC, BFA and MSCI as stated in such sources, and such policies are subject to change by iShares, BTC, BFA and MSCI. We make no representation or warranty as to the accuracy or completeness of any information relating to the iShares MSCI Emerging Markets Index Fund or the MSCI Emerging Markets Index. iShares, BTC and BFA are under no obligation to continue the iShares MSCI Emerging Markets Index Fund and may discontinue the iShares MSCI Emerging Markets Index Fund at any time. MSCI is under no obligation to continue to publish the MSCI Emerging Markets Index and may discontinue publication of the MSCI Emerging Markets Index at any time.

General

The iShares MSCI Emerging Markets Index Fund is issued by iShares. iShares is a registered investment company. BFA is the investment advisor to the iShares MSCI Emerging Markets Index Fund. The iShares MSCI Emerging Markets Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.

Prior to December 1, 2009, BGFA served as the investment adviser to the iShares MSCI Emerging Markets Index Fund. On December 1, 2009, BlackRock, Inc. announced that it had completed its merger with BGI, including the merger of the iShares exchange traded fund business. The merger resulted in the automatic termination of the investment advisory agreement of the iShares Emerging Markets Index Fund with BGFA. After obtaining shareholder approval, a new investment advisory agreement with BGFA was approved. Effective with the merger, BGFA became known as BFA.

The iShares MSCI Emerging Markets Index Fund generally invests at least 90% of its assets in the securities of the MSCI Emerging Markets Index and in American Depositary Receipts (“ADRs”) or Global Depositary Receipts (“GDRs”) based on the securities of the MSCI Emerging Markets Index. The iShares MSCI Emerging Markets Index Fund may invest the remainder of its assets in securities not included in the MSCI Emerging Markets Index, but which BFA believes will help the iShares MSCI Emerging Markets Index Fund track the MSCI Emerging Markets Index, or in futures contracts, options on futures contracts, other types of options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

Representative Sampling

BFA employs a technique known as representative sampling to track the MSCI Emerging Markets Index. Representative sampling is an indexing strategy in which a fund invests in a representative sample of securities that collectively have a similar investment profile as the underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of the relevant underlying index. Funds that use representative sampling may or may not hold all of the securities that are included in the MSCI Emerging Markets Index.

Correlation

The MSCI Emerging Markets Index is a theoretical financial calculation, while the iShares MSCI Emerging Markets Index Fund is an actual investment portfolio. The performance of the iShares MSCI Emerging Markets Index Fund and the MSCI Emerging Markets Index may vary somewhat due to transaction costs, asset valuations, foreign currency valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the iShares MSCI Emerging Markets Index Fund’s portfolio and the MSCI Emerging Markets Index resulting from legal restrictions, such as diversification requirements, or representative sampling. “Tracking error” is the difference between the performance (return) of the iShares MSCI Emerging Markets Index Fund’s portfolio and that of the MSCI Emerging Markets Index. BFA expects that, over time, the tracking error of the iShares MSCI Emerging Markets Index Fund will not exceed 5%. Because the iShares MSCI Emerging Markets Index Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares MSCI Emerging Markets Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular market, industry, group of industries, country, region, group of countries, sector or asset class to approximately the same extent that the underlying index is concentrated.

Creation Units

The iShares MSCI Emerging Markets Index Fund issues and redeems shares at its net asset value per share only in blocks of 450,000 shares or multiples thereof (“Creation Units”). Only certain large institutional investors known as Authorized Participants may purchase or redeem Creation Units directly with the iShares MSCI Emerging Markets Index Fund. These transactions are usually effected in exchange for a basket of securities similar to the iShares MSCI Emerging Markets Index Fund’s portfolio and an amount of cash. Except when aggregated in Creation Units, shares of the iShares MSCI Emerging Markets Index Fund are not redeemable securities.

iShare Prices, Dividends, and Distributions

The approximate value of the shares of the iShares MSCI Emerging Markets Index Fund is disseminated every fifteen seconds throughout the trading day by the national securities exchange on which the iShares MSCI Emerging Markets Index Fund is listed or by other information providers or market data vendors. This approximate value should not be viewed as a “real-time” update of the net asset value, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value generally is determined by using current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the iShares MSCI Emerging Markets Index Fund. The iShares MSCI Emerging Markets Index Fund is not involved in, or responsible for, the calculation or dissemination of the approximate value and makes no warranty as to its accuracy.

The iShares MSCI Emerging Markets Index Fund generally pays out dividends from net investment income, if any, semi-annually. Distributions of net realized securities gains, if any, generally are declared and paid annually, but iShares may make distributions on a more frequent basis for the iShares MSCI Emerging Markets Index Fund.

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in the global emerging markets. As of the date of this product supplement, the following emerging markets are included in the MSCI Emerging Markets Index: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI Emerging Markets Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI Emerging Markets Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

Constructing the MSCI Emerging Markets Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI Emerging Markets Index are classified as EM.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology. The global investable equity universe is the aggregation of all market investable equity universes.

The investability screens used to determine the investable equity universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

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First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

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Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

As of October 22, 2009, the equity universe minimum size requirement was set at $100,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI Emerging Markets Index is an EM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI Emerging Markets Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI Emerging Market Index

In order to maintain the representativeness of the MSCI Emerging Markets Index, MSCI may make structural changes to the MSCI Emerging Markets Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI Emerging Markets Index or subtract one or more of its current component country indices prior to the maturity of the notes. Currently, such changes in the MSCI Emerging Markets Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI Emerging Markets Index.

In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI Emerging Markets Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI Emerging Markets Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI Emerging Markets Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the ex-date and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled index review following the completion of the event. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next quarterly index review. Secondary offerings involve the distribution of existing shares of current shareholders in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

THE iSHARES® RUSSELL 2000 INDEX FUND

All information contained in this product supplement regarding the iShares® Russell 2000 Index Fund and its underlying index, the Russell 2000 Index (referred to in this section as the “Russell 2000 Index” or the “Index”), is derived from the Trust and BTC, formerly known BGI, BFA, formerly known as BGFA, Frank Russell Company, doing business as Russell Investment Group (“Russell”), or other publicly available sources, including the Trust Prospectus relating to the iShares Russell 2000 Index Fund, dated August 1, 2009 (as supplemented from time to time thereafter), which is part of Post-Effective Amendment No. 261 to the Registration Statement filed with the SEC on Form N-1A, on July 24, 2009, as amended on December 1, 2009, under the Securities Act and the Investment Company Act (File Nos. 333-92935 and 811-09729). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this product supplement. Such information reflects the policies of the Trust, BTC, BFA and Russell as stated in such sources, and such policies are subject to change by the Trust, BTC, BFA and Russell. We make no representation or warranty as to the accuracy or completeness of any information relating to the iShares Russell 2000 Index Fund or the Russell 2000 Index. The Trust, BTC and BFA are under no obligation to continue the iShares Russell 2000 Index Fund and may discontinue the iShares Russell 2000 Index Fund at any time. Russell is under no obligation to continue the Russell 2000 Index and may discontinue publication of the Russell 2000 Index at any time.

General

The iShares Russell 2000 Index Fund is issued by the Trust. The Trust is a registered investment company. BFA is the investment adviser to the iShares Russell 2000 Index Fund. The iShares Russell 2000 Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of equity securities of the small capitalization segment of the U.S. equity market as measured by the Russell 2000 Index.

Prior to December 1, 2009, BGFA served as the investment adviser to the iShares Russell 2000 Index Fund. On December 1, 2009, BlackRock, Inc. announced that it had completed its merger with BGI, including the merger of the iShares exchange traded fund business. The merger resulted in the automatic termination of the investment advisory agreement of the iShares Russell 2000 Index Fund with BGFA. After obtaining shareholder approval, a new investment advisory agreement with BGFA was approved. Effective with the merger, BGFA became known as BFA.

The iShares Russell 2000 Index Fund invests at least 90% of its assets in the securities of the Russell 2000 Index and in depositary receipts representing securities in the Russell 2000 Index. The iShares Russell 2000 Index Fund may invest the remainder of its assets in securities not included in the Russell 2000 Index, but which BFA believes will help the iShares Russell 2000 Index Fund track the Russell 2000 Index. The iShares Russell 2000 Index Fund may also invest its other assets in futures contracts, options on futures contracts, options and swaps related to the Russell 2000 Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

Representative Sampling

The iShares Russell 2000 Index Fund pursues a “representative sampling” strategy in attempting to track the performance of the Russell 2000 Index. The iShares Russell 2000 Index Fund invests in a representative sample of securities in the Russell 2000 Index that collectively has an investment profile similar to the Russell 2000 Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 2000 Index. The iShares Russell 2000 Index Fund may or may not hold all of the securities that are included in the Russell 2000 Index.

Correlation

The Russell 2000 Index is a theoretical financial calculation, while the iShares Russell 2000 Index Fund is an actual investment portfolio. The performance of the iShares Russell 2000 Index Fund and the Russell 2000 Index may vary somewhat due to transaction costs, asset valuations, foreign currency valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares Russell 2000 Index Fund’s portfolio and the Russell 2000 Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares Russell 2000 Index but not to the Russell 2000 Index or representative sampling. “Tracking error” is the difference between the performance (return) of the iShares Russell 2000 Index Fund and that of the Russell 2000 Index. BFA expects that, over time, the iShares Russell 2000 Index Fund’s tracking error will not exceed 5%. The iShares Russell 2000 Index Fund’s use of a representative sampling indexing strategy can be expected to have a greater tracking error than if the iShares Russell 2000 Index Fund used a replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares Russell 2000 Index Fund concentrates its investments (i.e., holds 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that the Russell 2000 Index is so concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Creation Units

The iShares Russell 2000 Index Fund issues and redeems shares at its net asset value per share only in blocks of 50,000 shares or multiples thereof (“Creation Units”). Only certain large institutional investors (“Authorized Participants”) may purchase or redeem Creation Units directly from the iShares Russell 2000 Index Fund at net asset value. These transactions are usually in exchange for a basket of securities similar to the iShares Russell 2000 Index Fund’s portfolio and an amount of cash. Except when aggregated in Creation Units, shares of the iShares Russell 2000 Index Fund are not redeemable securities. Shareholders who are not Authorized Participants may not redeem shares directly from the iShares Russell 2000 Index Fund at net asset value.

iShare Prices, Dividends, and Distributions

The approximate value of the shares of the iShares Russell 2000 Index Fund is disseminated every fifteen seconds throughout the trading day by the national securities exchange on which the

iShares Russell 200 Index Fund is listed or by other information providers or market data vendors. This approximate value should not be viewed as a “real-time” update of the net asset value, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value generally is determined by using current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the iShares Russell 2000 Index Fund. The iShares Russell 2000 Index Fund is not involved in, or responsible for, the calculation or dissemination of the approximate value and makes no warranty as to its accuracy.

Dividends from net investment income, if any, are generally declared and paid quarterly by the iShares Russell 2000 Index Fund. Distributions of net realized securities gains, if any, generally are declared and paid once a year, but the Trust may make distributions on a more frequent basis for the iShares Russell 2000 Index Fund.

The Russell 2000 Index

The Russell 2000 Index is an index calculated, published, and disseminated by Russell, and measures the composite price performance of stocks of 2,000 companies included in both the Russell 3000® Index and the Russell 3000E® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market. The Russell 3000E® Index is composed of the Russell 3000® Index and microcap securities.

The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000® Index and is designed to track the performance of the small capitalization segment of the United States equity market.

Selection of Stocks Underlying the Russell 2000 Index

All companies which Russell determines to be part of the United States equity market are included in the Russell U.S. Indexes. The Russell U.S. Indexes include, among others, the Russell 2000 Index, the Russell 3000® Index and the Russell 3000E® Index. In order to assign companies to a particular equity market, Russell uses the following criteria:

•	If a company (a) incorporates, (b) has a stated headquarters location and (c) also trades in the same country, the company is assigned to its country of incorporation.

•	If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market.

•	The three HCIs are: country of incorporation, country of headquarters, and country of most liquid exchange (or primary exchange).

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The country of most liquid exchange is determined by 2-year average daily dollar trading volume (“ADDTV”). ADDTV is the accumulated dollar trading volume divided by the actual number of trading days in the past year.

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Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, the company will be assigned to its primary asset location. If, however, there is not enough information to conclude the primary location of a company’s assets, Russell will use the primary location of the company’s revenues for the same cross-comparison, and the company will be assigned to its primary revenue location. As of the date of this product supplement, Russell will use one year of assets or revenue information for determining primary country of assets or revenue for the 2010 reconstitution. Beginning in 2011, Russell will use an average of two years of assets or revenue data for analysis to reduce potential turnover.

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If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters is located unless the country is a Benefits Driven Incorporation (“BDI”) country (as described below). Russell defines headquarters as the address of principal executive offices. For those companies reporting in the United States, Russell uses Securities and Exchange Commission (“SEC”) filings to determine the location of a company’s headquarters. In cases where multiple headquarters are listed on SEC filings and an HCI needs to be determined, Russell assigns the HCI for headquarters to the location with the highest average daily trading volume. If the HCI for headquarters cannot be determined (i.e., no trading in any headquarters location) the company’s primary exchange will be used as the HCI.

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In the case of BDI countries, Russell will assign the company to the country of its most liquid stock exchange. Russell considers the following countries or regions BDI countries: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama and Turks and Caicos Islands. Companies incorporated in these countries or regions are considered BDI companies by Russell because they typically incorporate in those countries or regions for operations, tax, political or other financial market benefits.

•	Under the criteria used by Russell, a company is not eligible for inclusion in the United States equity market if it does not trade on a major U.S. exchange.

American depositary receipts (“ADRs”), as well as bulletin board, pink sheets or over-the-counter (“OTC”) traded securities are excluded from the Russell 2000 Index. Likewise, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, and trust receipts are not eligible for inclusion. Royalty trusts, limited liability companies, limited partnerships, and closed-end investment companies are ineligible for inclusion (business development companies, however, are eligible for inclusion). Blank check companies and special purpose acquisitions companies (“SPACs”) are also ineligible for inclusion in the Russell 2000 Index, effective first quarter of 2008. Pursuant to a special exception, Berkshire Hathaway is also excluded from the Russell 2000 Index due to its similarity to a mutual fund and its lack of liquidity.

In general, only one class of securities of a company (typically common stock) is allowed in the Russell 2000 Index. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May of each year to be eligible for inclusion in the Russell 3000® Index and the Russell 2000 Index. If the closing price of a stock included in the Russell 3000® Index and Russell 2000 Index is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices from such stock’s primary exchange on the last trading day in May is equal or greater than $1.00. If a stock does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange, the stock will be eligible for inclusion but the lowest price from a non-primary exchange will be used to calculate market capitalization and index membership.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000® Index is total market capitalization, which is defined as the price of a company’s shares times the total number of available shares, as described below. Companies with a total market capitalization less than $30 million are not eligible for inclusion in the Russell 3000® Index and the Russell 2000 Index. Based on closing values on the last trading day in May of each year, Russell reconstitutes the composition of the Russell 3000® Index using the then existing market capitalizations of eligible companies. If a security does not trade on its primary exchange, the lowest price from another major United States exchange is used. In the case where multiple share classes exist, a primary trading vehicle is determined, and the price of that primary trading vehicle (usually the most liquid) is used by Russell in its calculations. “Primary trading vehicles” are determined by an equal-weighted matrix of relative trading volume, price and float-adjusted shares outstanding, as of the last trading day in May. Primary trading vehicles will not be assessed or changed outside of a reconstitution unless the existing primary trading vehicle ceases to exist. In the event of extenuating circumstances signaling a necessary change in the primary trading vehicle, notification will be made by Russell. As of the last Friday in June of each year (unless the last Friday is June 28, 29 or 30, in which case the reconstitution will occur on the prior Friday), the Russell 2000 Index is adjusted to reflect the reconstitution of the Russell 3000® Index for that year. Real-time dissemination of the Russell 2000 Index began on January 1, 1987.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10.00% or more) is based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares—shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

•	Corporate cross-owned shares—when shares of a company in the Russell 2000 Index are held by another company also in the Russell 2000 Index (or the Russell 3000E® Index or

any Russell Global Index), this is considered corporate cross-ownership; any percentage held in this class will be adjusted;

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Large private and corporate holdings—when an individual, a group of individuals acting together, or a corporation not in the Russell 2000 Index (or the Russell 3000E® Index or any Russell Global Index) owns more than 10.00% of the shares outstanding, such shares will be adjusted; however, institutional holdings (investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this class unless such institutions have a direct relationship to the company issuing the shares, such as board representation;

•	Unlisted share classes—classes of common stock that are not traded on a United States securities exchange;

•	IPO lock-ups—shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 2000 Index; and

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Government holdings—shares listed as “government of” are considered unavailable and will be removed entirely from available shares; shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; however, shares held by a government pension plan are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Index

Changes to the Russell 2000 Index are made when an action is final. To determine whether an action has been completed, Russell uses a variety of public sources, including company press releases, SEC filings, exchange notifications and Bloomberg or other sources Russell deems reliable. Prior to the completion of an action, Russell estimates the effective date of the corporate action on the basis of the same above sources. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day. If an action is determined to be final prior to 2:00 p.m. Eastern time, the action will be applied after the close of the current market day. If an action is determined to be final after 2:00 p.m. Eastern time, the action will be delayed and applied the following day.

The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required.

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“No Replacement” Rule—Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over a year will fluctuate according to corporate activity.

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Rules of Deletions—When a stock is delisted or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell 2000 Index (1) after the close of the current day at the last traded primary exchange price, if the relevant action is final prior to 2:00 p.m. Eastern, or (2) after the close of the following day, if the relevant action is final after 2:00 p.m. Eastern, using (i) the closing OTC price in the event of a delisting or movement to the pink sheets or bulletin boards, or (ii) a synthetic price based on the last traded primary exchange price of the acquiring company in the event of a merger or acquisition. Companies that file for a

Chapter 7 liquidation bankruptcy will be removed from the Russell 2000 Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000 Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 2000 Index that are re-incorporated in another country and no longer traded in the United States are deleted immediately.

•	Mergers and Acquisitions—Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 2000 Index.

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Mergers or acquisitions between members of the Russell 3000E® Index: In the event a merger or acquisition occurs between members of the Russell 3000E® Index, which includes the Russell 2000 Index, or the Russell Global Index, the acquired stock is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger. Shares are updated for the acquiring stock at the time the transaction is final.

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Mergers or acquisitions between a member and a non-member: A non-member is defined as a company that is not a member of the Russell 3000E® Index or the Russell Global Index. Mergers and acquisitions between a member and non-member can take two forms: (i) If the acquiring company is a member of the Russell 3000E® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end; (2) If the acquiring company is not a member of the Russell 3000E® Index, but the acquired company is a member of the Russell 3000E® Index, the action can fall into the category of a reverse merger or a standard acquisition.

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Reverse Merger—If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

•	Standard Acquisition—In the event of a standard acquisition, the acquired company is deleted after the action is final.

•	Rules of Additions—The only additions between reconstitution dates result from spin-offs, reincorporation, and initial public offerings (“IPO”).

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Additions for Spin-Offs—Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E® Index at the latest reconstitution.

•	Additions for Re-incorporations—A member of the Russell Global Index that is reincorporating to the United States will be reviewed for eligibility at the next reconstitution.

•	Quarterly IPO Additions—Beginning September 2004, eligible companies that have recently completed an IPO are added to the Russell 2000 Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E® Index. Eligible companies will be added to the Russell style indexes using their industry’s average style probability established at the latest reconstitution. In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade; (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000E® Index as of the latest June reconstitution; and (3) meet criteria (1) and (2) during an initial offering period.

Updates to Share Capital Affecting the Russell 2000 Index

Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 20, 2002, only cumulative changes to shares outstanding greater than 5.00% are reflected in the Russell 2000 Index.

THE ENERGY SELECT SECTOR SPDR® FUND

All information contained in this product supplement regarding the Energy Select Sector SPDR® Fund (the “Energy Fund”) and its underlying index, the Energy Select Sector Index, is derived from The Select Sector SPDR Trust (the “SPDR Trust”), SSgA Funds Management, Inc. (“SSgA”) and Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), or other publicly available sources, including the SPDR Trust Prospectus relating to the Energy Fund, dated January 31, 2010, which is part of Post-Effective Amendment No. 16 to the Registration Statement filed with the SEC on Form N-1A, on January 27, 2010 under the Securities Act and the Investment Company Act (File Nos. 333-57791 and 811-08837). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this product supplement. Such information reflects the policies of the SPDR Trust, SSgA and S&P as stated in such sources, and such policies are subject to change by the SPDR Trust, SSgA and S&P. We make no representation or warranty as to the accuracy or completeness of any of the information relating to the Energy Fund, the Energy Select Sector Index or the S&P 500 Index. The SPDR Trust and SSgA are under no obligation to continue the Energy Fund and may discontinue the Energy Fund at any time. S&P is under no obligation to continue to publish the S&P 500 Index and may discontinue publication of the S&P 500 Index at any time.

General

The Energy Fund is issued by the SPDR Trust and is listed on NYSE Arca, Inc. (the “Exchange”). The SPDR Trust is a registered open-end management investment company and consists of nine separate portfolios (each, a “Select Sector SPDR Fund”), including the Energy Fund. Each Select Sector SPDR Fund is an index fund that invests in a particular sector or group of industries represented by a specified index (a “Select Sector Index”). The nine Select Sector Indexes together include all of the companies in the S&P 500 Index (the “S&P 500”). The Select Sector Index underlying the Energy Fund is the Energy Select Sector Index. SSgA manages the Energy Fund.

Investment Objective and Strategy

The Energy Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the publicly traded equity securities of companies in the energy sector, as represented by the Energy Select Sector Index. The Energy Select Sector Index measures the performance of the energy sector of the U.S. equity market. The Energy Select Sector Index includes companies in the following industries: oil, gas & consumable fuels; and energy equipment & services.

Investment

In seeking to track the performance of the Energy Select Sector Index, the Energy Fund employs a replication strategy, which means that the Energy Fund generally invests in substantially all of the equity securities included in the Energy Select Sector Index in approximately the same proportions as the Energy Select Sector Index. There may, however, be instances where SSgA may choose to overweight securities in the Energy Select Sector Index, purchase securities not included in the Energy Select Sector Index that SSgA believes are appropriate substitutes for a security included in the Energy Select Sector Index or utilize various combinations of other available investment techniques in seeking to accurately track the Energy Select Sector Index. The Energy Fund will normally invest at least 95% of its total assets in common stocks that comprise the Energy Select

SPDR® is a trademark of Standard & Poor’s.

Sector Index. The Energy Fund may invest its remaining assets in money market instruments including repurchase agreements or funds which invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act), convertible securities, variable rate demand notes, commercial paper, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors such as the movement of a particular stock or stock index), swaps, and in options and futures contracts. Swaps, options and futures contracts (and convertible securities and structured notes) may be used by the Energy Fund in seeking performance that corresponds to the Energy Select Sector Index and in managing cash flows. In certain situations or market conditions, the Energy Fund may temporarily depart from its normal investment policies and strategies.

Investment Strategy and Correlation

The Energy Fund utilizes a passive investment approach to attempt to approximate the investment performance of the Energy Select Sector Index. The Energy Select Sector Index is a theoretical financial calculation, while the Energy Fund is an actual investment portfolio. Though SSgA seeks to track the performance of the Energy Select Sector Index as closely as possible (i.e., achieve a high degree of correlation with the Energy Select Sector Index), the performance of the Energy Fund and the Energy Select Sector Index may not match or achieve a high degree of correlation due to operating expenses, transaction costs, cashflows and operational inefficiencies. There is no guarantee that the Energy Fund will achieve such a high degree of correlation.

Creation Units

The Energy Fund issues and redeems shares at its net asset value per share only in aggregations of 50,000 shares or multiples thereof (“creation units”). As a practical matter, only certain large institutional investors (typically market makers or other large broker-dealers) purchase or redeem these creation units. These transactions are usually effected in exchange for a basket of securities and an amount of cash. Shares of the Energy Fund are redeemable only when aggregated in creation units (except upon termination of the Energy Fund). Except for the purpose of dividend reinvestment, the Energy Fund issues and redeems shares in creation units (50,000 shares per creation unit) at their net asset value on a continuous basis only on days the Exchange is open for business.

Exchange Listing and Trading

In addition to being listed and traded on the Exchange, shares of the Energy Fund may be listed and traded on other U.S. and non-U.S. exchanges. The approximate value of shares of the Energy Fund is disseminated every fifteen seconds throughout the trading day by the Exchange or by other information providers or market data vendors. This should not be viewed as a “real-time” update of the net asset value of the Energy Fund, which is calculated only once a day. Neither the Energy Fund, SSgA, ALPS Distributors, Inc. (the distributor of the Energy Fund), or any of their affiliates are involved in, or responsible for, the calculation or dissemination of the approximate net asset value and make no warranty as to their accuracy.

The Energy Select Sector Index

The Energy Select Sector Index is a modified market capitalization-based index, intended to track the movements of companies that are components of the S&P 500 Index and are involved in the development or production of energy products. Energy companies in the Energy Select Sector Index develop and produce crude oil and natural gas and provide drilling and other energy related services.

Construction and Maintenance

Each Select Sector Index, including the Energy Select Sector Index, is developed and maintained in accordance with the following criteria:

•	Each component stock is a constituent company of the S&P 500.

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The nine Select Sector Indexes together will include all of the companies represented in the S&P 500 and each of the stocks in the S&P 500 is allocated to one and only one of the Select Sector Indexes.

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Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the compilation agent for the Select Sector Indexes (the “Compilation Agent”), assigns each constituent stock of the S&P 500 to one Select Sector Index. The Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in such Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500 and the selection of replacement stocks to be added to the S&P 500. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500 component stocks, that assignment being the sole responsibility of the Compilation Agent.

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The Energy Select Sector Index is weighted based on the market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Energy Select Sector Index; and (ii) with respect to 50% of the total value of the Energy Select Sector Index, the market capitalization-based weighted value of the component stocks must be diversified so that no single component stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Energy Select Sector Index.

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Rebalancing the Energy Select Sector Index to meet the asset diversification requirements will be the responsibility of the Exchange’s Index Services Group, as index calculation agent. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the Energy Select Sector Index will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each component stock that exceeds 24% of the total value of the Energy Select Sector Index will be reduced to 23% of the total value of the Energy Select Sector Index and the aggregate amount by which all component stocks exceed 24% will be redistributed equally across the remaining component stocks that represent less than 23% of the total value of the Energy Select Sector Index. If as a result of this redistribution, another component stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Energy Select Sector Index accounted for by the lowest weighted component stocks, each component stock that exceeds 4.8% of the total value of the Energy Select Sector Index will be reduced to 4.6% and the aggregate amount by which all component stocks exceed 4.8% will be distributed equally across all remaining component stocks that represent less than 4.6% of the total value of the Energy Select Sector Index. If as a result of this redistribution another component stock that did not previously exceed 4.8% of the Energy Select Sector Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Energy Select Sector Index is accounted for by component stocks representing no more than 4.8% of the total value of the Energy Select Sector Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

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The Compilation Agent at any time may determine that a stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Compilation Agent notifies the Exchange’s Index Services Group that a stock’s Select Sector Index assignment should be changed, the Exchange will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Index on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that stocks will change sectors frequently. Component stocks removed from and added to the S&P 500 will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500 insofar as practicable.

Calculation

With the exception of the weighting constraints described above, the Energy Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500 Index. In particular, the Energy Select Sector Index is calculated using a base-weighted aggregate methodology. The daily calculation of the Energy Select Sector Index is computed by dividing the total market value of the companies in the Energy Select Sector Index by a number called the Index Divisor (the “Index Divisor”). By itself, the Index Divisor is an arbitrary number.

S&P will advise the Exchange’s Index Services Group, regarding the handling of non-routine corporate actions, such as mergers and acquisitions, stock splits and routine spin-offs, which may have an impact on the calculation of the S&P 500 and, consequently, on the calculation of the Energy Select Sector Index. Corporate actions which require adjustments in the Energy Select Sector Index calculation will be handled by the Exchange’s Index Services Group, as calculation agent, and Index Divisor adjustments will be handled by S&P in its maintenance of the S&P 500. In the event a merger or acquisition changes the relative importance of a company’s participation in the Energy Select Sector Index, it may no longer be included in the Energy Select Sector Index.

The S&P 500 Index

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. As of the date of this product supplement, we are one of the companies included in the S&P 500 Index.

Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value.

Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

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holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this product supplement, the S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

THE FINANCIAL SELECT SECTOR SPDR® FUND

All information contained in this product supplement regarding the Financial Select Sector SPDR® Fund (the “Financial Fund”) and its underlying index, the Financial Select Sector Index, is derived from SPDR Trust, SSgA and S&P, or other publicly available sources, including the SPDR Trust Prospectus relating to the Financial Fund, dated January 31, 2010, which is part of Post-Effective Amendment No. 16 to the Registration Statement filed with the SEC on Form N-1A, on January 27, 2010 under the Securities Act and the Investment Company Act (File Nos. 333-57791 and 811-08837). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this product supplement. Such information reflects the policies of the SPDR Trust, SSgA and S&P as stated in such sources, and such policies are subject to change by the SPDR Trust, SSgA and S&P. We make no representation or warranty as to the accuracy or completeness of any of the information relating to the Financial Fund, the Financial Select Sector Index or the S&P 500 Index. The SPDR Trust and SSgA are under no obligation to continue the Financial Fund and may discontinue the Financial Fund at any time. S&P is under no obligation to continue to publish the S&P 500 Index and may discontinue publication of the S&P 500 Index at any time. As of the date of this product supplement, we are one of the companies included in the Financial Fund, the Financial Select Sector Index and the S&P 500 Index.

General

The Financial Fund is issued by the SPDR Trust and is listed on NYSE Arca, Inc. (the “Exchange”). The SPDR Trust is a registered open-end management investment company and consists of nine separate portfolios (each, a “Select Sector SPDR Fund”), including the Financial Fund. Each Select Sector SPDR Fund is an index fund that invests in a particular sector or group of industries represented by a specified index (a “Select Sector Index”). The nine Select Sector Indexes together include all of the companies in the S&P 500 Index (the “S&P 500”). The Select Sector Index underlying the Financial Fund is the Financial Select Sector Index. SSgA manages the Financial Fund.

Investment Objective and Strategy

The Financial Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the publicly traded equity securities of companies in the financial services sector, as represented by the Financial Select Sector Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services; insurance; commercial banks; capital markets; real estate investment trusts; consumer finance; thrifts and mortgage finance; and real estate management and development.

Investment

In seeking to track the performance of the Financial Select Sector Index, the Financial Fund employs a replication strategy, which means that the Financial Fund generally invests in substantially all of the equity securities included in the Financial Select Sector Index in approximately the same proportions as the Financial Select Sector Index. There may, however, be instances where SSgA may choose to overweight securities in the Financial Select Sector Index, purchase securities not included in the Financial Select Sector Index that SSgA believes are appropriate substitutes for a security included in the Financial Select Sector Index or utilize various combinations of other available investment

SPDR® is a trademark of Standard & Poor’s.

techniques in seeking to accurately track the Financial Select Sector Index. The Financial Fund will normally invest at least 95% of its total assets in common stocks that comprise the Financial Select Sector Index. The Financial Fund may invest its remaining assets in money market instruments including repurchase agreements or funds which invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act), convertible securities, variable rate demand notes, commercial paper, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors such as the movement of a particular stock or stock index), swaps, and in options and futures contracts. Swaps, options and futures contracts (and convertible securities and structured notes) may be used by the Financial Fund in seeking performance that corresponds to the Financial Select Sector Index and in managing cash flows. In certain situations or market conditions, the Financial Fund may temporarily depart from its normal investment policies and strategies.

Investment Strategy and Correlation

The Financial Fund utilizes a passive investment approach to attempt to approximate the investment performance of the Financial Select Sector Index. The Financial Select Sector Index is a theoretical financial calculation, while the Financial Fund is an actual investment portfolio. Though SSgA seeks to track the performance of the Financial Select Sector Index as closely as possible (i.e., achieve a high degree of correlation with the Financial Select Sector Index), the performance of the Financial Fund and the Financial Select Sector Index may not match or achieve a high degree of correlation due to operating expenses, transaction costs, cashflows and operational inefficiencies. There is no guarantee that the Financial Fund will achieve such a high degree of correlation.

Holdings Information

Wells Fargo & Company has historically been one of the companies included in the Financial Fund and the Financial Select Sector Index and may continue to be included in both.

Creation Units

The Financial Fund issues and redeems shares at its net asset value per share only in aggregations of 50,000 shares or multiples thereof (“creation units”). As a practical matter, only certain large institutional investors (typically market makers or other large broker-dealers) purchase or redeem these creation units. These transactions are usually effected in exchange for a basket of securities and an amount of cash. Shares of the Financial Fund are redeemable only when aggregated in creation units (except upon termination of the Financial Fund). Except for the purpose of dividend reinvestment, the Financial Fund issues and redeems shares in creation units (50,000 shares per creation unit) at their net asset value on a continuous basis only on days the Exchange is open for business.

Exchange Listing and Trading

In addition to being listed and traded on the Exchange, shares of the Financial Fund may be listed and traded on other U.S. and non-U.S. exchanges. The approximate value of shares of the Financial Fund is disseminated every fifteen seconds throughout the trading day by the Exchange or by other information providers or market data vendors. This should not be viewed as a “real-time” update of the net asset value of the Financial Fund, which is calculated only once a day. Neither the Financial Fund, SSgA, ALPS Distributors, Inc. (the distributor of the Financial Fund), or any of their affiliates are involved in, or responsible for, the calculation or dissemination of the approximate net asset value and make no warranty as to their accuracy.

The Financial Select Sector Index

The Financial Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the financial sector of the S&P 500. Companies in the Financial Select Sector Index include a wide array of diversified financial services firms whose business lines range from banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts. As of the date of this product supplement, we are one of the companies included in the Financial Select Sector Index.

Construction and Maintenance

Each Select Sector Index, including the Financial Select Sector Index, is developed and maintained in accordance with the following criteria:

•	Each component stock is a constituent company of the S&P 500.

•

The nine Select Sector Indexes together will include all of the companies represented in the S&P 500 and each of the stocks in the S&P 500 is allocated to one and only one of the Select Sector Indexes.

•

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the compilation agent for the Select Sector Indexes (the “Compilation Agent”), assigns each constituent stock of the S&P 500 to one Select Sector Index. The Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in such Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500 and the selection of replacement stocks to be added to the S&P 500. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500 component stocks, that assignment being the sole responsibility of the Compilation Agent.

•

The Financial Select Sector Index is weighted based on the market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Financial Select Sector Index; and (ii) with respect to 50% of the total value of the Financial Select Sector Index, the market capitalization-based weighted value of the component stocks must be diversified so that no single component stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Financial Select Sector Index.

•

Rebalancing the Financial Select Sector Index to meet the asset diversification requirements will be the responsibility of the Exchange’s Index Services Group, as index calculation agent. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the Financial Select Sector Index will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset

Diversification Limits in accordance with the following methodology. First, each component stock that exceeds 24% of the total value of the Financial Select Sector Index will be reduced to 23% of the total value of the Financial Select Sector Index and the aggregate amount by which all component stocks exceed 24% will be redistributed equally across the remaining component stocks that represent less than 23% of the total value of the Financial Select Sector Index. If as a result of this redistribution, another component stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Financial Select Sector Index accounted for by the lowest weighted component stocks, each component stock that exceeds 4.8% of the total value of the Financial Select Sector Index will be reduced to 4.6% and the aggregate amount by which all component stocks exceed 4.8% will be distributed equally across all remaining component stocks that represent less than 4.6% of the total value of the Financial Select Sector Index. If as a result of this redistribution another component stock that did not previously exceed 4.8% of the Financial Select Sector Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Financial Select Sector Index is accounted for by component stocks representing no more than 4.8% of the total value of the Financial Select Sector Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

•

The Compilation Agent at any time may determine that a stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Compilation Agent notifies the Exchange’s Index Services Group that a stock’s Select Sector Index assignment should be changed, the Exchange will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Index on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that stocks will change sectors frequently. Component stocks removed from and added to the S&P 500 will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500 insofar as practicable.

Calculation

With the exception of the weighting constraints described above, the Financial Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500 Index. In particular, the Financial Select Sector Index is calculated using a base-weighted aggregate methodology. The daily calculation of the Financial Select Sector Index is computed by dividing the total market value of the companies in the Financial Select Sector Index by a number called the Index Divisor (the “Index Divisor”). By itself, the Index Divisor is an arbitrary number.

S&P will advise the Exchange’s Index Services Group, regarding the handling of non-routine corporate actions, such as mergers and acquisitions, stock splits and routine spin-offs, which may have an impact on the calculation of the S&P 500 and, consequently, on the calculation of the Financial Select Sector Index. Corporate actions which require adjustments in the Financial Select Sector Index calculation will be handled by the Exchange’s Index Services Group, as calculation agent, and Index Divisor adjustments will be handled by S&P in its maintenance of the S&P 500. In the event a merger or acquisition changes the relative importance of a company’s participation in the Financial Select Sector Index, it may no longer be included in the Financial Select Sector Index.

The S&P 500 Index

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. As of the date of this product supplement, we are one of the companies included in the S&P 500 Index.

Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value.

Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this product supplement, the S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

THE INDUSTRIAL SELECT SECTOR SPDR® FUND

All information contained in this product supplement regarding the Industrial Select Sector SPDR® (the “Industrial Fund”) and its underlying index, the Industrial Select Sector Index, is derived from SPDR Trust, SSgA and S&P, or other publicly available sources, including the SPDR Trust Prospectus relating to the Industrial Fund, dated January 31, 2010, which is part of Post-Effective Amendment No. 16 to the Registration Statement filed with the SEC on Form N-1A, on January 27, 2010 under the Securities Act and the Investment Company Act (File Nos. 333-57791 and 811-08837). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this product supplement. Such information reflects the policies of the SPDR Trust, SSgA and S&P as stated in such sources, and such policies are subject to change by the SPDR Trust, SSgA and S&P. We make no representation or warranty as to the accuracy or completeness of any of the information relating to the Industrial Fund, the Industrial Select Sector Index or the S&P 500 Index. The SPDR Trust and SSgA are under no obligation to continue the Industrial Fund and may discontinue the Industrial Fund at any time. S&P is under no obligation to continue to publish the S&P 500 Index and may discontinue publication of the S&P 500 Index at any time.

General

The Industrial Fund is issued by the SPDR Trust and is listed on NYSE Arca, Inc. (the “Exchange”). The SPDR Trust is a registered open-end management investment company and consists of nine separate portfolios (each, a “Select Sector SPDR Fund”), including the Industrial Fund. Each Select Sector SPDR Fund is an index fund that invests in a particular sector or group of industries represented by a specified index (a “Select Sector Index”). The nine Select Sector Indexes together include all of the companies in the S&P 500 Index (the “S&P 500”). The Select Sector Index underlying the Industrial Fund is the Industrial Select Sector Index. SSgA manages the Industrial Fund.

Investment Objective and Strategy

The Industrial Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the publicly traded equity securities of companies in the industrial sector, as represented by the Industrial Select Sector Index. The Industrial Select Sector Index measures the performance of the industrial sector of the U.S. equity market. The Industrial Select Sector Index includes companies in the following industries: aerospace and defense; industrial conglomerates; machinery; road and rail; air freight and logistics; commercial and professional services; electrical equipment; construction and engineering; trading companies and distributors; airlines; and building products.

Investment

In seeking to track the performance of the Industrial Select Sector Index, the Industrial Fund employs a replication strategy, which means that the Industrial Fund generally invests in substantially all of the equity securities included in the Industrial Select Sector Index in approximately the same

SPDR® is a trademark of Standard & Poor’s.

proportions as the Industrial Select Sector Index. There may, however, be instances where SSgA may choose to overweight securities in the Industrial Select Sector Index, purchase securities not included in the Industrial Select Sector Index that SSgA believes are appropriate substitutes for a security included in the Industrial Select Sector Index or utilize various combinations of other available investment techniques in seeking to accurately track the Industrial Select Sector Index. The Industrial Fund will normally invest at least 95% of its total assets in common stocks that comprise the Industrial Select Sector Index. The Industrial Fund may invest its remaining assets in money market instruments including repurchase agreements or funds which invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act), convertible securities, variable rate demand notes, commercial paper, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors such as the movement of a particular stock or stock index), swaps, and in options and futures contracts. Swaps, options and futures contracts (and convertible securities and structured notes) may be used by the Industrial Fund in seeking performance that corresponds to the Industrial Select Sector Index and in managing cash flows. In certain situations or market conditions, the Industrial Fund may temporarily depart from its normal investment policies and strategies.

Investment Strategy and Correlation

The Industrial Fund utilizes a passive investment approach to attempt to approximate the investment performance of the Industrial Select Sector Index. The Industrial Select Sector Index is a theoretical financial calculation, while the Industrial Fund is an actual investment portfolio. Though SSgA seeks to track the performance of the Industrial Select Sector Index as closely as possible (i.e., achieve a high degree of correlation with the Industrial Select Sector Index), the performance of the Industrial Fund and the Industrial Select Sector Index may not match or achieve a high degree of correlation due to operating expenses, transaction costs, cashflows and operational inefficiencies. There is no guarantee that the Industrial Fund will achieve such a high degree of correlation.

Creation Units

The Industrial Fund issues and redeems shares at its net asset value per share only in aggregations of 50,000 shares or multiples thereof (“creation units”). As a practical matter, only certain large institutional investors (typically market makers or other large broker-dealers) purchase or redeem these creation units. These transactions are usually effected in exchange for a basket of securities and an amount of cash. Shares of the Industrial Fund are redeemable only when aggregated in creation units (except upon termination of the Industrial Fund). Except for the purpose of dividend reinvestment, the Industrial Fund issues and redeems shares in creation units (50,000 shares per creation unit) at their net asset value on a continuous basis only on days the Exchange is open for business.

Exchange Listing and Trading

In addition to being listed and traded on the Exchange, shares of the Industrial Fund may be listed and traded on other U.S. and non-U.S. exchanges. The approximate value of shares of the Industrial Fund is disseminated every fifteen seconds throughout the trading day by the Exchange or by other information providers or market data vendors. This should not be viewed as a “real-time” update of the net asset value of the Industrial Fund, which is calculated only once a day. Neither the Industrial Fund, SSgA, ALPS Distributors, Inc. (the distributor of the Industrial Fund), or any of their affiliates are involved in, or responsible for, the calculation or dissemination of the approximate net asset value and make no warranty as to their accuracy.

The Industrial Select Sector Index

The Industrial Select Sector Index is a modified market capitalization-based index, intended to track the movements of companies that are components of the S&P 500 and are involved in industrial products and services. Companies in the Industrial Select Sector Index provide industrial products and services that include electrical equipment, waste management services and industrial machinery products.

Construction and Maintenance

Each Select Sector Index, including the Industrial Select Sector Index, is developed and maintained in accordance with the following criteria:

•	Each component stock is a constituent company of the S&P 500.

•

The nine Select Sector Indexes together will include all of the companies represented in the S&P 500 and each of the stocks in the S&P 500 is allocated to one and only one of the Select Sector Indexes.

•

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the compilation agent for the Select Sector Indexes (the “Compilation Agent”), assigns each constituent stock of the S&P 500 to one Select Sector Index. The Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in such Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500 and the selection of replacement stocks to be added to the S&P 500. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500 component stocks, that assignment being the sole responsibility of the Compilation Agent.

•

The Industrial Select Sector Index is weighted based on the market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Industrial Select Sector Index; and (ii) with respect to 50% of the total value of the Industrial Select Sector Index, the market capitalization-based weighted value of the component stocks must be diversified so that no single component stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Industrial Select Sector Index.

•

Rebalancing the Industrial Select Sector Index to meet the asset diversification requirements will be the responsibility of the Exchange’s Index Services Group, as index calculation agent. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the Industrial Select Sector Index will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology. First, each component stock that exceeds 24% of the total value of the Industrial Select Sector Index will be reduced to 23% of the total value of the Industrial Select Sector Index and the aggregate amount by which all component stocks exceed 24% will be redistributed equally across the remaining component stocks that represent less than 23% of the total value of the Industrial Select Sector Index. If as a result of this redistribution, another component stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Industrial Select Sector Index accounted for by the lowest weighted component stocks, each component stock that exceeds 4.8% of the total value of the Industrial Select Sector Index will be reduced to 4.6% and the aggregate amount by which all component stocks exceed 4.8% will be distributed equally across all remaining component stocks that represent less than 4.6% of the total value of the Industrial Select Sector Index. If as a result of this redistribution another component stock that did not previously exceed 4.8% of the Industrial Select Sector Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Industrial Select Sector Index is accounted for by component stocks representing no more than 4.8% of the total value of the Industrial Select Sector Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

•

The Compilation Agent at any time may determine that a stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Compilation Agent notifies the Exchange’s Index Services Group that a stock’s Select Sector Index assignment should be changed, the Exchange will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Index on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that stocks will change sectors frequently. Component stocks removed from and added to the S&P 500 will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500 insofar as practicable.

Calculation

With the exception of the weighting constraints described above, the Industrial Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500 Index. In particular, the Industrial Select Sector Index is calculated using a base-weighted aggregate methodology. The daily calculation of the Industrial Select Sector Index is computed by dividing the total market value of the companies in the Industrial Select Sector Index by a number called the Index Divisor (the “Index Divisor”). By itself, the Index Divisor is an arbitrary number.

S&P will advise the Exchange’s Index Services Group, regarding the handling of non-routine corporate actions, such as mergers and acquisitions, stock splits and routine spin-offs, which may have an impact on the calculation of the S&P 500 and, consequently, on the calculation of the Industrial Select Sector Index. Corporate actions which require adjustments in the Industrial Select Sector Index calculation will be handled by the Exchange’s Index Services Group, as calculation agent, and Index Divisor adjustments will be handled by S&P in its maintenance of the S&P 500. In the event a merger or acquisition changes the relative importance of a company’s participation in the Industrial Select Sector Index, it may no longer be included in the Industrial Select Sector Index.

The S&P 500 Index

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. As of the date of this product supplement, we are one of the companies included in the S&P 500 Index.

Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value.

Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this product supplement, the S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

THE TECHNOLOGY SELECT SECTOR SPDR® FUND

All information contained in this product supplement regarding the Technology Select Sector SPDR® (the “Technology Fund”) and its underlying index, the Technology Select Sector Index, is derived from SPDR Trust, SSgA and S&P, or other publicly available sources, including the SPDR Trust Prospectus relating to the Technology Fund, dated January 31, 2010, which is part of Post-Effective Amendment No. 16 to the Registration Statement filed with the SEC on Form N-1A, on January 27, 2010 under the Securities Act and the Investment Company Act (File Nos. 333-57791 and 811-08837). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this product supplement. Such information reflects the policies of the SPDR Trust, SSgA and S&P as stated in such sources, and such policies are subject to change by the SPDR Trust, SSgA and S&P. We make no representation or warranty as to the accuracy or completeness of any of the information relating to the Technology Fund, the Technology Select Sector Index or the S&P 500 Index. The SPDR Trust and SSgA are under no obligation to continue the Technology Fund and may discontinue the Technology Fund at any time. S&P is under no obligation to continue to publish the S&P 500 Index and may discontinue publication of the S&P 500 Index at any time.

General

The Technology Fund is issued by the SPDR Trust and is listed on NYSE Arca, Inc. (the “Exchange”). The SPDR Trust is a registered open-end management investment company and consists of nine separate portfolios (each, a “Select Sector SPDR Fund”), including the Technology Fund. Each Select Sector SPDR Fund is an index fund that invests in a particular sector or group of industries represented by a specified index (a “Select Sector Index”). The nine Select Sector Indexes together include all of the companies in the S&P 500 Index (the “S&P 500”). The Select Sector Index underlying the Technology Fund is the Technology Select Sector Index. SSgA manages the Technology Fund.

Investment Objective and Strategy

The Technology Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the publicly traded equity securities of companies in the technology sector, as represented by the Technology Select Sector Index. The Technology Select Sector Index measures the performance of the technology sector of the U.S. equity market. The Technology Select Sector Index includes companies in the following industries: computers and peripherals; software; diversified telecommunications services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; and wireless telecommunication services and office electronics.

Investment

In seeking to track the performance of the Technology Select Sector Index, the Technology Fund employs a replication strategy, which means that the Technology Fund generally invests in substantially all of the equity securities included in the Technology Select Sector Index in approximately the same proportions as the Technology Select Sector Index. There may, however, be instances where SSgA may choose to overweight securities in the Technology Select Sector Index, purchase securities not included in the Technology Select Sector Index that SSgA believes are

SPDR® is a trademark of Standard & Poor’s.

appropriate substitutes for a security included in the Technology Select Sector Index or utilize various combinations of other available investment techniques in seeking to accurately track the Technology Select Sector Index. The Technology Fund will normally invest at least 95% of its total assets in common stocks that comprise the Technology Select Sector Index. The Technology Fund may invest its remaining assets in money market instruments including repurchase agreements or funds which invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act), convertible securities, variable rate demand notes, commercial paper, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors such as the movement of a particular stock or stock index), swaps, and in options and futures contracts. Swaps, options and futures contracts (and convertible securities and structured notes) may be used by the Technology Fund in seeking performance that corresponds to the Technology Select Sector Index and in managing cash flows. In certain situations or market conditions, the Technology Fund may temporarily depart from its normal investment policies and strategies.

Investment Strategy and Correlation

The Technology Fund utilizes a passive investment approach to attempt to approximate the investment performance of the Technology Select Sector Index. The Technology Select Sector Index is a theoretical financial calculation, while the Technology Fund is an actual investment portfolio. Though SSgA seeks to track the performance of the Technology Select Sector Index as closely as possible (i.e., achieve a high degree of correlation with the Technology Select Sector Index), the performance of the Technology Fund and the Technology Select Sector Index may not match or achieve a high degree of correlation due to operating expenses, transaction costs, cashflows and operational inefficiencies. There is no guarantee that the Technology Fund will achieve such a high degree of correlation.

Creation Units

The Technology Fund issues and redeems shares at its net asset value per share only in aggregations of 50,000 shares or multiples thereof (“creation units”). As a practical matter, only certain large institutional investors (typically market makers or other large broker-dealers) purchase or redeem these creation units. These transactions are usually effected in exchange for a basket of securities and an amount of cash. Shares of the Technology Fund are redeemable only when aggregated in creation units (except upon termination of the Technology Fund). Except for the purpose of dividend reinvestment, the Technology Fund issues and redeems shares in creation units (50,000 shares per creation unit) at their net asset value on a continuous basis only on days the Exchange is open for business.

Exchange Listing and Trading

In addition to being listed and traded on the Exchange, shares of the Technology Fund may be listed and traded on other U.S. and non-U.S. exchanges. The approximate value of shares of the Technology Fund is disseminated every fifteen seconds throughout the trading day by the Exchange or by other information providers or market data vendors. This should not be viewed as a “real-time” update of the net asset value of the Technology Fund, which is calculated only once a day. Neither the Technology Fund, SSgA, ALPS Distributors, Inc. (the distributor of the Technology Fund), or any of their affiliates are involved in, or responsible for, the calculation or dissemination of the approximate net asset value and make no warranty as to their accuracy.

The Technology Select Sector Index

The Technology Select Sector Index is a modified market capitalization-based index, intended to track the movements of companies that are components of the S&P 500 and are involved in technology products and services. Companies in the Technology Select Sector Index provide products and services developed by internet software and service companies, IT consulting services, semiconductor equipment and products, computers and peripherals, diversified telecommunication services and wireless telecommunication services.

Construction and Maintenance

Each Select Sector Index, including the Technology Select Sector Index, is developed and maintained in accordance with the following criteria:

•	Each component stock is a constituent company of the S&P 500.

•

The nine Select Sector Indexes together will include all of the companies represented in the S&P 500 and each of the stocks in the S&P 500 is allocated to one and only one of the Select Sector Indexes.

•

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the compilation agent for the Select Sector Indexes (the “Compilation Agent”), assigns each constituent stock of the S&P 500 to one Select Sector Index. The Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in such Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500 and the selection of replacement stocks to be added to the S&P 500. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500 component stocks, that assignment being the sole responsibility of the Compilation Agent.

•

The Technology Select Sector Index is weighted based on the market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Technology Select Sector Index; and (ii) with respect to 50% of the total value of the Technology Select Sector Index, the market capitalization-based weighted value of the component stocks must be diversified so that no single component stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Technology Select Sector Index.

•

Rebalancing the Technology Select Sector Index to meet the asset diversification requirements will be the responsibility of the Exchange’s Index Services Group, as index calculation agent. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the Technology Select Sector Index will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology. First, each component stock that exceeds 24% of the total value of the Technology Select

Sector Index will be reduced to 23% of the total value of the Technology Select Sector Index and the aggregate amount by which all component stocks exceed 24% will be redistributed equally across the remaining component stocks that represent less than 23% of the total value of the Technology Select Sector Index. If as a result of this redistribution, another component stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Technology Select Sector Index accounted for by the lowest weighted component stocks, each component stock that exceeds 4.8% of the total value of the Technology Select Sector Index will be reduced to 4.6% and the aggregate amount by which all component stocks exceed 4.8% will be distributed equally across all remaining component stocks that represent less than 4.6% of the total value of the Technology Select Sector Index. If as a result of this redistribution another component stock that did not previously exceed 4.8% of the Technology Select Sector Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Technology Select Sector Index is accounted for by component stocks representing no more than 4.8% of the total value of the Technology Select Sector Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

•

The Compilation Agent at any time may determine that a stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Compilation Agent notifies the Exchange’s Index Services Group that a stock’s Select Sector Index assignment should be changed, the Exchange will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Index on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that stocks will change sectors frequently. Component stocks removed from and added to the S&P 500 will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500 insofar as practicable.

Calculation

With the exception of the weighting constraints described above, the Technology Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500 Index. In particular, the Technology Select Sector Index is calculated using a base-weighted aggregate methodology. The daily calculation of the Technology Select Sector Index is computed by dividing the total market value of the companies in the Technology Select Sector Index by a number called the Index Divisor (the “Index Divisor”). By itself, the Index Divisor is an arbitrary number.

S&P will advise the Exchange’s Index Services Group, regarding the handling of non-routine corporate actions, such as mergers and acquisitions, stock splits and routine spin-offs, which may have an impact on the calculation of the S&P 500 and, consequently, on the calculation of the Technology Select Sector Index. Corporate actions which require adjustments in the Technology Select Sector Index calculation will be handled by the Exchange’s Index Services Group, as calculation agent, and Index Divisor adjustments will be handled by S&P in its maintenance of the S&P 500. In the event a merger or acquisition changes the relative importance of a company’s participation in the Technology Select Sector Index, it may no longer be included in the Technology Select Sector Index.

The S&P 500 Index

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. As of the date of this product supplement, we are one of the companies included in the S&P 500 Index.

Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value.

Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this product supplement, the S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

Wells Fargo & Company

Medium-Term Notes, Series K

ETF Linked Securities

Upside Participation To A Cap And Contingent Principal Protection

PRODUCT SUPPLEMENT

Wells Fargo Securities

Morgan Stanley

May 28, 2010